UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOK FINANCIAL CORPORATION
(exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

BOK Financial Corporation 2009 Omnibus Incentive Plan
(Full Title of Plan)

Tamara R. Wagman
Frederic Dorwart, Lawyers
Old City Hall
124 East Fourth Street
Tulsa, Oklahoma 74103-5010
(Name and Address of agent for service)

(918) 583-9922
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchanges Act.

Large accelerated filer  ☒                 Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed Maximum offering price per unit (2)	Proposed Maximum aggregate offering price (2)	Amount of registration fee (2)

Common Stock, $0.00006 par value	1,000,000	$62.32	$62,320,000	$8,500.45

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq Global Market on April 29, 2013.

REGISTRATION OF ADDITIONAL SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement hereby registers 1,000,000 additional shares of Common Stock pursuant to the BOK Financial Corporation 2009 Omnibus Incentive Plan (the “Plan”). A Registration Statement on Form S-8 (No. 333-158846) registering 5,000,000 shares of Common Stock under the Plan was filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2009 (the “Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the above-referenced Registration Statement, as amended, are hereby incorporated herein by reference and the information required by Part II is omitted, except for Items 3 and 8 which are updated as follows:

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed with the Commission by the Registrant and are hereby incorporated by reference:

(a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Commission on February 27, 2013;

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Commission on May 3, 2013;

(c)	The Registrant's Current Reports on Form 8-K filed with the Commission on January 30, February 5, April 4, May 1, and May 3, 2013;

(d)
The descriptions of the Registrant's Common Stock that are contained in the Registration Statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by BOK Financial pursuant to Section 13(a), 13(c), 14 and 15 (d) of the Exchange Act subsequent to the date of the Registration Statement on Form S-8 and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 8.	EXHIBITS

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement.

Exhibit No.

4.0
BOK Financial Corporation amended and restated 2009 Omnibus Incentive Plan (incorporated herein by reference to Exhibit B to the Registrant's Proxy Statement for Annual Meeting of Shareholders (No. 000-19341)).

5.0	Opinion of Frederic Dorwart, Lawyers, regarding whether the Common Stock registered herein, when sold, will be legally issued, fully paid and non-assessable.

23.0	Consent of Frederic Dorwart, Lawyers (included in Exhibit 5.0).

23.1	Consent of Ernst & Young L.L.P.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 3rd day of May, 2013.

BOK FINANCIAL CORPORATION

By:    /s/ Stanley A. Lybarger
Stanley A. Lybarger, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons pursuant to the Power of Attorney granted to Mr. George B. Kaiser on April 28, 2009, including the power to file post-effective amendments.

Signature	Title	Date

/s/ George B. Kaiser	Chairman of the Board	May 3, 2013
George B. Kaiser

/s/ Stanley A. Lybarger	President, Chief Executive Officer and Director	May 3, 2013
Stanley A. Lybarger

/s/ Steven E. Nell	Executive Vice President and Chief Financial Officer	May 3, 2013
Steven E. Nell

/s/ John C. Morrow	Senior Vice President and Chief Accounting Officer	May 3, 2013
John C. Morrow

/s/ POA Gregory S. Allen	Director	May 3, 2013
Gregory S. Allen

	Director	May 3, 2013
Alan S. Armstrong

	Director	May 3, 2013
C. Fred Ball, Jr.

/s/ POA Sharon J. Bell	Director	May 3, 2013
Sharon J. Bell

/s/ POA Peter C. Boylan, III	Director	May 3, 2013
Peter C. Boylan, III

/s/ POA Chester Cadiuex, III	Director	May 3, 2013
Chester Cadiuex, III

/s/ POA Joseph W. Craft, III	Director	May 3, 2013
Joseph W. Craft, III

/s/ POA John W. Gibson	Director	May 3, 2013
John W. Gibson

/s/ POA David F. Griffin	Director	May 3, 2013
David F. Griffin

/s/ POA V. Burns Hargis	Director	May 3, 2013
V. Burns Hargis

	Director	May 3, 2013
Douglas D. Hawthorne

	Director	May 3, 2013
E. Carey Joullian, IV

/s/ POA Robert J. LaFortune	Director	May 3, 2013
Robert J. LaFortune

/s/ POA Steven J. Malcolm	Director	May 3, 2013
Steven J. Malcolm

/s/ POA Emmet C. Richards	Director	May 3, 2013
Emmet C. Richards

	Director	May 3, 2013
John Richels

	Director	May 3, 2013
Michael C. Turpen

	Director	May 3, 2013
R. A. Walker

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, as of May 3, 2013.

BOK FINANCIAL 2009 OMNIBUS INCENTIVE PLAN

By	/s/ George B. Kaiser
George B. Kaiser, Chairman of the Board of BOK Financial Corporation

By	/s/ Stanley A. Lybarger
Stanley A. Lybarger, President, Chief Executive Officer and Director of BOK Financial Corporation

INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibits

4.0
BOK Financial Corporation amended and restated 2009 Omnibus Incentive Plan (incorporated herein by reference to Exhibit B to the Registrant's Proxy Statement for Annual Meeting of Shareholders (No. 000-19341)).

5.0	Opinion of Frederic Dorwart, Lawyers, regarding whether the Common Stock registered herein, when sold, will be legally issued, fully paid and non-assessable.

23.0	Consent of Frederic Dorwart, Lawyers (included in Exhibit 5.0).

23.1	Consent of Ernst & Young